Exhibit 10.1
SUPPLEMENTAL INDENTURE
BY AND BETWEEN
SIRIUS INTERNATIONAL GROUP, LTD.
as Issuer

AND
THE BANK OF NEW YORK MELLON,
as Trustee

DATED AS OF OCTOBER 28, 2019
4.600% SENIOR NOTES DUE 2026

Table of Contents
Page

Article I AMENDMENTS	2
Section 1.1 Amendments.	2
Article II MISCELLANEOUS PROVISIONS	3
Section 2.1 Recitals by the Issuer.	3
Section 2.2 Ratification and Incorporation of Indenture.	3
Section 2.3 Counterparts.	3
Section 2.4 Governing Law.	3
Section 2.5 Headings.	3
Section 2.6 Separability Clause.	3

SUPPLEMENTAL INDENTURE
This Supplemental Indenture (this “Supplemental Indenture”) is made as of the 28th day of October, 2019, between Sirius International Group, Ltd., a Bermuda exempted company (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Trustee (together with its successors and assigns, in such capacity, the “Trustee”).
RECITALS OF THE ISSUER
WHEREAS, the Issuer and the Trustee entered into the First Supplemental Indenture, dated as of November 1, 2016 (the “First Supplemental Indenture”), to the Indenture, dated as of November 1, 2016 (together, the “Original Indenture”), pursuant to which the Issuer issued its 4.600% Senior Notes due 2026 (the “2026 Senior Notes”);

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, Section 10.1 of the Original Indenture provides that the Issuer may, from time to time and at any time, enter into indentures supplemental to the Original Indenture without the consent of the Holders to make such other provisions in regard to matters or questions arising under the Original Indenture as the Board of Directors may deem necessary or desirable and which, among other things, shall not materially adversely affect the interests of the Holders of any Securities, including the 2026 Senior Notes;

WHEREAS, the Issuer is entering into this Supplemental Indenture pursuant to Section 10.1 of the Original Indenture to, among other things, supplement and amend the terms of the First Supplemental Indenture with respect to the 2026 Senior Notes;

WHEREAS, the Issuer has requested and hereby requests that the Trustee join with the Issuer in the execution of this Supplemental Indenture and the Issuer has provided the Trustee with a resolution of its Board of Directors authorizing the execution of and approving this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and make it a valid and binding obligation of the Issuer, in accordance with its terms, have been done or performed.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, in respect of the Issuer’s 2026 Senior Notes only and not any other series of Securities, as follows:

ARTICLE I
AMENDMENTS
Section 1.1    Amendments.
Section 2.9 of the First Supplemental Indenture (Conditions to Redemption) is hereby deleted in its entirety and replaced with the following:
Any redemption of the 2026 Senior Notes prior to November 1, 2021 is subject to the Issuer having obtained the consent or non-objection of the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) (the “BMA”) if then-required by the Relevant Rules.
In addition, under the Relevant Rules, no redemption may be made by the Issuer at any time prior to maturity if there are reasonable grounds for believing that the Issuer is, or would after the payment be, insolvent; or that the Issuer is or would after such payment be in breach of the Relevant Rules, including the Group Enhanced Capital Requirement contained within the Relevant Rules.
“Relevant Rules” means the Companies Act 1981 of Bermuda, the Insurance Act 1978 of Bermuda and any other legislation, rules or regulations of Bermuda or of the BMA (including, but not limited to, the Bermuda Insurance (Group Supervision) Rules 2011, as amended) relating to the characteristics, features or criteria of capital resources and which are, at such time, applicable to the Issuer.
For the avoidance of doubt, no security or encumbrance of any kind is provided by the Issuer or any of its affiliates to secure the rights of Holders and neither the Indenture nor this Note (including, for the avoidance of doubt, Section 6.7 of the Original Indenture) contain any terms or conditions designed to accelerate or induce the Issuer’s or any of its subsidiary’s insolvency or effect similar proceedings. This Indenture remains subject to Sections 4.6 (Limitations on Liens on Stock of Subsidiaries), 10.1(a) (Supplemental Indentures Without Consent of Holders) and 12.2(d)(i) (Defeasance and Covenant Defeasance) of the Original Indenture.
The BMA has indicated to the Issuer that its approval of the 2026 Senior Notes as Tier 3 eligible capital under the Relevant Rules is restricted to the period from November 1, 2016 to October 31, 2026 (both days inclusive) and in such amounts as set forth in the amortization table below:

Applicable Period (both days inclusive)	Amount of 2026 Senior Notes that may be recognized as Tier 3 eligible capital by the BMA at end of Applicable Period
November 1, 2019 – October 31, 2020	$400 million
November 1, 2020 – October 31, 2021	$400 million
November 1, 2021 – October 31, 2022	$266.67 million
November 1, 2022 – October 31, 2023	$133.33 million
November 1, 2023 – October 31, 2024	$0
November 1, 2024 – October 31, 2025	$0
November 1, 2025 – October 31, 2026	$0

The Stated Maturity of the 2026 Senior Notes is November 1, 2026.
ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.1    Recitals by the Issuer.
The recitals and statements in this Supplemental Indenture are made by the Issuer only and not by the Trustee, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity, adequacy or sufficiency of this Supplemental Indenture or of the 2026 Senior Notes. The Trustee shall not be accountable for the use or application by the Issuer of the 2026 Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2026 Senior Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.2    Ratification and Incorporation of Indenture.
As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 2.3    Counterparts.
This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 2.4    Governing Law.
This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof that would result in the application of the laws of another jurisdiction.
Section 2.5    Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 2.6    Separability Clause.
If any provision of this Supplemental Indenture or of the 2026 Senior Notes, or the application of any such provision to any Person (as defined in the Indenture) or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Supplemental Indenture or of the 2026 Senior Notes, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

SIRIUS INTERNATIONAL GROUP, LTD., as Issuer
By:	/s/ Ralph A. Salamone
Name: Ralph A. Salamone Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien Title: Vice President